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                                                                   EXHIBIT 10.11

                            FIRST FINANCIAL BANCORP.
                             DIRECTOR FEE STOCK PLAN


         1.       NAME AND PURPOSE.

         (a) The plan set forth herein shall be known as the First Financial Bancorp. Director Fee Stock Plan (the "Plan"). The Plan, as set forth herein, is effective as of May 25, 1999 (the "Effective Date").

         (b) The purpose of the Plan is to enable Directors of First Financial Bancorp. (the "Corporation") to acquire a proprietary interest in the growth and performance of the Corporation and thereby an increased incentive to work for the future success of the Corporation, by delivering common shares, without par value, of the Corporation (the "Common Shares") to the Directors in payment of their annual retainer.

         2.       ADMINISTRATION.

         (a) The plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee").

         (b) The Committee shall, subject to the applicable provisions of the Plan, have full authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to prepare forms to use with respect to the Plan, to prepare material explaining the Plan to Directors, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination as to any matter relating to the interpretation of the Plan shall be conclusive on all persons.

         (c) The Committee may delegate to any other persons the ability to act on behalf of the Committee with respect to any of the duties assigned to the Committee under the Plan, including the duty to appoint and/or terminate an independent manager in accordance with the provisions of paragraphs (d) and (f) of this Section 2. Any action of such persons, when within the scope of their authority as assigned by the Committee, shall be treated the same as if it had been performed by the Committee. The Committee shall, if it delegates any of its duties to other persons, oversee the activity of such persons to ensure that the duties delegated to such persons are being performed competently.

         (d) Further, the Committee shall appoint a bank, a brokerage house or any other entity, which is not part of the controlled group of corporations (within the meaning of section 1563 of the Internal Revenue Code) that includes the Corporation, to act as an independent manager of certain stock accounts required under the subsequent provisions of the Plan, to issue statements to Directors concerning their accounts, and to do any other duties assigned to the independent manager by the terms of the Plan or by the Committee (such bank, brokerage house or other entity being herein called the "Independent Manager").


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         (e) The compensation of the Independent Manager for providing services for the Plan shall be determined by agreement between the Committee and the Independent Manager.

         (f) The Independent Manager shall serve at the pleasure of the Committee and may be terminated at any time by the Committee upon at least 60 days prior written notice to the Independent Manager (or upon such lesser notice as is agreed to by the Committee and the Independent Manager). Similarly, the Independent Manager may resign its position at any time upon at least 60 days prior written notice to the Committee (or upon such lesser notice as is agreed to by the Committee and the Independent Manager). If any Independent Manager is terminated or resigns, the Committee shall appoint another bank, brokerage house or other entity, which is not part of the controlled group of corporations that includes the Corporation, to serve as Independent Manager under the Plan as of the effective date of the prior Independent Manager's termination or resignation.

         (g) Except as otherwise may be expressly provided in the Plan, all expenses of administering the Plan, including the compensation of the Independent Manager and commissions and brokerage fees incurred for the purchase of Common Shares under the Plan, and any applicable city income tax deposits attributable to the directors' annual retainer, shall be paid by the Corporation.

         3.       ELIGIBLE EMPLOYEES.

         For purposes of the Plan, a "Director" refers to, as of any date, a person who is serving as a director of the Corporation.

         4.       DIRECTOR FEE CONTRIBUTIONS.

         (a) On July [20,] October [20,] January [20] and April [20] of each year (or if any such date is not a business day, on the next succeeding business day) (the "Payment Date"), the Corporation will forward to the Independent Manager the Quarterly Amount for each Director, which Quarterly Amount will be allocated to a non-interest bearing account maintained by the Independent Manager in the name of the Director (the "Director's Fee Account") until such amounts are applied to purchase Common Shares. The "Quarterly Amount" is the quotient of (i) amount of the annual retainer authorized (as of such Payment
Date) to be paid to each Director (ii) divided by four.

         (b) In addition, amounts which are attributable to cash dividends paid on Common Shares held in a Director's Stock Account will, to the extent provided in Section 6(b) below, also be allocated to the Director's Fee Account until such amounts are applied to purchase Common Shares or are distributed in accordance with the provisions of Section 5 below.

         (c) No interest shall be paid or allocated on any amounts allocated to a Director's Fee Account.

         5.       PURCHASE OF COMMON SHARES.

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         (a) The Independent Manager shall use the amounts allocated under
Section 4 above to a Director's Fee Account to purchase, as soon as the Independent Manager determines that it is legally and commercially practical to buy the Common Shares then required for the Plan, as many whole Common Shares as can be purchased with such amounts. The Independent Manager will use its best efforts to purchase such Common Shares by the last day of the calendar quarter in which it receives the Quarterly Amounts. Any such purchase of Common Shares will be made in the name of the Independent Manager's nominee for the account of the Plan and effected in accordance with the following provisions. The Common Shares will be purchased on the largest national securities exchange on which Common Shares are then listed, at the then prevailing market prices of such shares.

         (b) In the event that, after the maximum whole number of Common Shares has been purchased with respect to the amounts allocated to a Director's Fee Account as of any date under the foregoing provisions of this Section 5, an amount remains held under such Director's Fee Account, such amount will be used, to the extent possible, to purchase Common Shares under and in accordance with the foregoing provisions of this Section 5 as soon as the Independent Manager determines that it is legally and commercially practical on or after any date on which additional amounts are allocated to such account under the provisions of
Section 4 above (or, if earlier, on or after any date on which such amounts are able on their own to purchase one or more whole Common Shares) to purchase the Common Shares then required for the Plan.

         (c) Common Shares purchased with respect to amounts allocated to a Director's Fee Account shall be held in an account maintained by the Independent Manager in the name of the Director (the "Stock Account").

         (d) If any amount is still allocated to a Director's Fee Account as of a Payment Date which begins after he has ceased to serve as a Director of the Corporation and has requested his entire Stock Account under Section 6 below, then such amount will, to the extent it cannot then purchase a whole number of Common Shares, be paid in cash by the Independent Manager to the Director as soon as administratively practical after such Payment Date.

         6.       DISTRIBUTION OF STOCK ACCOUNT.

         (a) Until distributed or sold under the following provisions of this
Section 6, all Common Shares purchased under the Plan with respect to a Director shall be held in the Director's Stock Account. Any Common Shares held in a Director's Stock Account shall at all times constitute assets of the Director and not of the Independent Manager or the Corporation, and the Director shall be entitled to all the rights and privileges of a shareholder with respect to shares held in his Stock Account, including full voting and dividend rights applicable to Common Shares.

         (b) Further, any dividends paid with respect to Common Shares held in a Director's Stock Account shall be used, as soon as the Independent Manager determines that it is legally and commercially practical following the payment of such dividends to buy the Common Shares then required for the Plan, to purchase for the Director's Stock Account the maximum whole number of Common Shares which such amounts can purchase. Such purchase shall be


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made in accordance with the provisions of Section 5 above. Any remaining amount of such dividends which is not then sufficient to purchase additional whole Common Shares shall at such time be allocated to the Director's Fee Account.

         (c) A Director (or, in the case of the Director's death, his estate) may request at any time, pursuant to any reasonable administrative rules established by the Committee and the Independent Manager for this purpose, that the Independent Manager distribute to him (or, if applicable, his estate) the Director's entire Stock Account or any portion of such Stock Account. As soon as administratively practicable following such request, the Independent Manager shall distribute to the Director (or, in the event of the Director's death, his estate) the portion of the Director's Stock Account which has been requested in accordance with the following provisions:

                  (i) Except as otherwise provided below, such distribution shall be effected by the Independent Manager distributing, or causing to be distributed, to the Director (or, if applicable, to his estate) a stock certificate for the number of Common Shares then held in that portion of the Director's Stock Account which has been requested. At the date of distribution, if such Common Shares have not been held in the Director's Stock Account for at least 12 months after their date of purchase, the stock certificates shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT OF 1933. THE ISSUER WILL NOT EFFECTUATE THE TRANSFER OF THESE SECURITIES UNLESS AND UNTIL THE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE ISSUER HAS BEEN ADVISED BY COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM THE REGISTRTION REQUIREMENTS OF SUCH ACT IS AVAILABLE FOR SUCH TRANSFER.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY ON COMPLIANCE WITH THE FIRST FINANCIAL BANCORP. DIRECTOR FEE STOCK PLAN.

Prior to any sale or other distribution (except a gift) of the distributed Common Shares by the Director, the Director must hold (including the time period during which the Common Shares were held in the Director's Stock Account) such distributed Common Shares for at least 12 months after their date of purchase.

                  (ii) Further, notwithstanding the foregoing but subject to the following provisions of this paragraph (c), the foregoing provisions of this paragraph (c) regarding the 12 month holding period for sales by a Director and the Director's compliance with all legal requirements pertaining to his sale of Common Shares, the Director (or, in the event of the

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Director's death, his estate) may request that the Independent Manager cause to be sold, on behalf of the Director (or, if applicable, on behalf of his estate) and on the largest national securities exchange on which Common Shares are then listed, all of the Common Shares then held in that portion of the Director's Stock Account which has been requested, for the then prevailing market prices of such shares less any commission or other expenses of such sale, in which case the net proceeds of such sale shall be distributed to the Director (or, in the event of the Director's death, to his estate) instead of a stock certificate being distributed to the Director (or his estate).

                  (iii) In the event a portion but not all of a Director's Stock Account is to be distributed or sold under the foregoing provisions of this paragraph (c), that portion of such Stock Account which is to be distributed or sold shall be deemed to consist to the extent possible of Common Shares purchased at the earliest points in time.

                  (iv) Notwithstanding any of the foregoing provisions of this paragraph (c), a Director or a Director's estate who or which is an insider (as defined below) may not request that the Independent Manager cause to be sold, on his or its behalf, any Common Shares then held in the Director's Stock Account under subparagraph (ii) of this paragraph (c) during any closed period (as defined below). For purposes of this subparagraph (iv), an "insider" means any person or entity covered by the Company's policies providing insider trading prohibitions. Also, for purposes of this subparagraph (iv), a "closed period" means each period which begins 30 days before the end of any calendar quarter and ends three business days after the release to the public of the Corporation's earnings statements for such calendar quarter or any other period during which the Corporation reasonably determines that Common Shares should not be traded by insiders by reason of applicable securities laws.

         (d) In addition, notwithstanding any other provision of the Plan, all persons who have ceased to serve as Directors (or, in the event of any such persons' deaths, their estates) must file, within 180 days of ceasing to be a Director, a request for the distribution of their then existing Stock Accounts under the procedures described in paragraph (c) of this Section 6. In the event that any such persons or estates fail to file such requests, their Stock Accounts shall be distributed in the manner described in paragraph (c)(i) of this Section 6.

         (e) Within 15 days after the end of each calendar quarter (or at such other intervals as the Committee may prescribe), each Director who then has a Stock Account under the Plan shall be furnished by the Independent Manager a statement showing the number of shares then credited to his Stock Account, the amount of cash then credited to his Director's Fee Account, and such other information as the Committee prescribes. In addition, the Independent Manager shall furnish the Committee a duplicate copy of each statement furnished a Director under this paragraph (e) at the same time as such statement is furnished the Director.

         7.       MISCELLANEOUS PROVISIONS.

         (a) The Corporation shall have, with respect to any Director, the right (without notice to the applicable Director) to withhold from any amounts payable to the Director by the Corporation (including amounts contributed by the Corporation that are used to purchase Common Shares for the Director's Stock Account under the Plan) an amount sufficient to satisfy


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all federal, state, and local withholding tax requirements that may apply with respect to amounts contributed under the Plan for the Director.

                  (b) If at any time the Committee shall determine, in its discretion, that the listing of Common Shares purchased under the Plan on any securities exchange, the registration or qualification of such shares under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the purchase, issue, or transfer of such Common Shares purchased under this Plan, then such Common Shares shall not be purchased, issued, or transferred unless and until one of the following conditions is satisfied: (i) such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee, or (ii) the applicable Director shall have agreed that the Common Shares may be issued or transferred subject to any restrictions that will make it unnecessary to effect or obtain such listing, registration, qualification, consent or approval.

         8. NO RIGHT OF EMPLOYMENT. Nothing contained in the Plan shall confer on any Director any right to be continued in the position of "director" of the Corporation.

         9. AMENDMENT OR TERMINATION OF PLAN.

         (a) The Board of Directors of the Corporation (the "Board") shall have the right to amend, suspend, or terminate this Plan. It is provided, however, that no action to amend, suspend, or terminate the Plan shall affect adversely the rights of any Director under this Plan with respect to Common Shares purchased prior to such action.

         (b) Further, the Board may, by adopting an appropriate resolution at a valid meeting of the Board or in a writing signed by all members of the Board, delegate to any person or committee any or all of its rights and duties hereunder to amend, suspend, or terminate the Plan. Any such delegation shall be valid and binding on all persons, and the person or committee to whom or which authority is delegated shall have full power to act in all matters as delegated until the authority expires by its terms or is revoked by the Board, as the case may be. Any action taken by such person or committee in accordance with such delegation may be evidenced by a writing signed by such person or committee and, if such action is within the scope of authority so delegated, shall be given the same effect as if the Board had taken such action itself.

         10. GOVERNING LAW. The laws of Ohio shall govern all matters relating to this Plan except to the extent they are superseded by the laws of the United States.

         11. GENDER. Any words used herein in the masculine shall be read and construed in the feminine where they would so apply.

         12. EFFECTIVE DATE OF PLAN. The Plan is effective as of May 25, 1999.

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         IN WITNESS WHEREOF, the Corporation has hereunto caused its name to be subscribed to this Plan on the 25th day of May, 1999.

                                  FIRST FINANCIAL BANCORP.



                                  By:      /s/ Stanley N. Pontius
                                      ------------------------------------------
                                           Stanley N. Pontius, President and
                                           Chief Executive Officer